EXHIBIT 99.2

LOOP ANNOUNCES AGREEMENT TO SELL BECANCOUR SITE FOR CDN $18.5 MILLION (US $13.9 MILLION) AND COST REDUCTION MEASURES TO ENSURE ONGOING LIQUIDITY

-	COMBINATION OF LAND SALE AND COST REDUCTION MEASURES PROVIDES CLOSE TO 3 YEARS OF LIQUIDITY TO FINANCE OPERATING ACTIVITIES PRIOR TO STARTUP OF LARGE-SCALE COMMERCIAL MANUFACTURING FACILITIES
-	FOCUS OF COMMERCIALIZATION STRATEGY ON PRIORITIZING JOINT VENTURE PROJECTS WITH SK GEO CENTRIC “SKGC”
-	LOOP MANAGEMENT TO HOLD UPDATE CALL: 11:00AM ET, ON FRIDAY DECEMBER 23RD, 2022

MONTREAL (CANADA)/ ACCESSWIRE /DECEMBER 22, 2022: Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today made the following announcements:

1.

The Company has entered into an agreement to sell all of its remaining property in Bécancour, Quebec for CDN $18.5 million (US $13.9 million). The sale transaction is expected to close on February 24, 2023, subject to final due diligence and fulfillment of certain customary closing conditions.

2.

The Company has significantly curtailed operations at its Terrebonne, Quebec production facility. This facility was constructed primarily to demonstrate that Loop’s breakthrough depolymerization technology was scalable and to produce commercial quantities of virgin quality PET resin and polyester fiber for global brands. The technology is now proven at scale. The Company will continue to honour its existing sales contracts, while reducing production capacity.

Based on the combination of the proceeds of the land sale and the operating cost reduction initiatives at Terrebonne, the Company projects to have cash on hand of approximately US $33.1 million at the end of the current fiscal year ending February 28, 2023 and an annual cash burn of approximately US $12.5 million, therefore providing close to three years of liquidity, without incurring further equity dilution to finance ongoing operating activities.

The Company will for now focus its commercialization strategy on its planned projects with SKGC in Asia and Europe. These joint venture projects have a lower requirement for Loop equity investment and higher return on capital, and leverage SKGC’s engineering and operational infrastructure. In addition, the joint venture projects will provide Loop with an annual technology licensing fee.

SKGC is committed to commercializing Loop’s technology as the underpinning of its sustainable plastics strategy. Loop is working collaboratively with SKGC to put in place the financing plan for the rollout of large-scale manufacturing in Asia and Europe, including the first Asian manufacturing facility in Ulsan, South Korea, which is planned to break ground in 2023.

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Although the company is currently focussing on developing the planned joint venture facilities in Asia and Europe, a future facility in Quebec remains an option at the appropriate time, and possible alternative locations for such a facility are available.

Corporate Update Call

Senior Management of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date: Friday, December 23rd, 2022

Time: 11:00 am Eastern Time

Participant joining details (by Telephone):

US dial-in number (Toll Free):	1 844 200 6205
US dial-in number (Local):	1 646 904 5544
Other locations:	+1 929 526 1599

Access code:	785220

Press *1 to ask a question, *2 to withdraw your question, or *0 for operator assistance.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

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Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding relative to its current and future financial commitments, (vi) engineering, contracting and building Loop’s planned manufacturing facilities, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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